UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018

Atlanticus Holdings Corporation
(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2018, FRC Funding Corporation (“FRC”), a subsidiary of Atlanticus Holdings Corporation (the “Company”), entered into an agreement to transfer certain Fortiva® branded retail point-of-sale receivables to a trust and securitize such receivables through the sale of asset backed securities (“ABS”) (the Fortiva Retail Credit Master Note Business Trust Series 2018-One). The ABS are secured by the receivables and other assets of the trust. The trust issued notes for an aggregate amount of $167.3 million to unaffiliated third parties. The terms of the ABS allow for a two-year revolving structure with a subsequent 18-month amortization period. The weighted average interest rate on the securities is 5.76%.

The ABS are subject to certain affirmative covenants and collateral performance tests, the failure of which could result in required early repayment of all or a portion of the outstanding balance of notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Atlanticus Holdings Corporation on November 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: November 5, 2018	By:	/s/ William R. McCamey
		Name:	William R. McCamey
		Title:	Chief Financial Officer

EXHIBIT INDEX
Form 8-K
November 5, 2018

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release issued by Atlanticus Holdings Corporation on November 5, 2018.	X